Exhibit 5.1

2001 ROSS AVENUE	AUSTIN
DALLAS, TEXAS 75201-2980	BEIJING DALLAS DUBAI
TEL +1 214.953.6500	HONG KONG
FAX +1 214.953.6503	HOUSTON
www.bakerbotts.com	LONDON
MOSCOW
NEW YORK
PALO ALTO
RIYADH
WASHINGTON

December 15, 2008

078256.0103

Fluor Corporation

6700 Las Colinas Boulevard

Irving, Texas 75039

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (the “Registration Statement”) to be filed on the date hereof by Fluor Corporation, a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act, certain legal matters in connection with such securities are being passed upon for you by us.  Such securities include (a) the Company’s unsecured senior debt securities (the “Senior Debt Securities”); (b) the Company’s unsecured subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”); (c) shares of common stock, $0.01 par value per share, of the Company (“Common Stock”); (d) shares of preferred stock, $0.01 par value per share, of the Company (“Preferred Stock”); and (e) warrants to purchase other securities (“Warrants”).  The Debt Securities, Common Stock, Preferred Stock and Warrants are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of Senior Debt Securities may be issued pursuant to an indenture to be entered into between the Company and a trustee to be named therein (the “Senior Indenture”); and each series of Subordinated Debt Securities may be issued pursuant to an indenture to be entered into between the Company and a trustee to be named therein (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”).  Each Indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date (the “Charter Documents”), the form of Senior Indenture, the form of Subordinated Indenture (both in the form to be filed as an exhibit to the Registration Statement) and corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed.  In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates.  In giving the opinions below, we have assumed that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.  In connection with this opinion, we have assumed that:

(a)                                  the Registration Statement and any amendments thereto will have become effective under the Act and such effectiveness shall not have been terminated or rescinded;

(b)                                 a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c)                                  all Securities will be offered, issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(d)                                 the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(e)                                  a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Purchase Agreement”);

(f)                                    any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(g)                                 all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(h)                                 in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; and the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise (i) in the case of shares of Common Stock, will not be less than the par value of such shares or the amount of such purchase price or such consideration, as the case may be, and (ii) in the case of shares of Preferred Stock, will not be less than the amount of such purchase price or such consideration, as the case may be, timely determined by the Board to constitute the stated capital applicable to such shares;

(i)                                     in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a certificate of designations respecting such series to be prepared and filed with the Secretary of State of the State of Delaware;

(j)                                     in the case of Warrants, the Board will have taken all necessary corporate action to authorize the creation of and the terms of such Warrants and the issuance of the Securities to be issued pursuant thereto and to approve the warrant agreement relating thereto; such warrant agreement will have been duly executed and delivered by the Company and the warrant agent thereunder appointed by the Company; neither such Warrants nor such warrant agreement will include any provision that is unenforceable; and such Warrants or certificates representing such Warrants will have been duly executed, countersigned, registered and delivered in accordance with the provisions of such warrant agreement;

(k)                                  in the case of a series of Senior Debt Securities, an indenture substantially in the form of the Senior Indenture will have been duly executed and delivered by the Company and the trustee thereunder;

(l)                                     in the case of a series of Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Company and the trustee thereunder; and

(m)                               in the case of a series of Senior Debt Securities or Subordinated Debt Securities:

•                                          the Board will have taken all necessary corporate action to designate and establish the terms of such Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable;

•                                          the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended; and

•                                          forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications hereinafter set forth, we are of the opinion that:

1.                                       The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and nonassessable.

2.                                       The Warrants included in the Securities will, when issued, constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

3.                                       The Debt Securities included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as that enforcement is subject to (a) any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, (b) general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law) and (c) any implied covenants of good faith and fair dealing.

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the General Corporation Law of the State of Delaware and applicable federal law.  We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement.  We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P